Exhibit 99.1

For Release
July 26, 2012
1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Record Second Quarter 2012 Results
Quarterly Revenues were $283 million up 97% year-over-year
EPS (excluding acquisition related costs of $0.10) was $0.28 versus $0.16 in Q2 2011
Adjusted EBITDA of $32.3 million (11.4% of Revenues) versus
$14.8 million (10.3% of Revenues) in Q2 2011

CALABASAS, Calif., July 26, 2012 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Life Sciences, Healthcare, Physician and Information Technology and Engineering, today reported results for the quarter ended June 30, 2012.

Second Quarter 2012 Highlights

•
Revenues for the second quarter of 2012 were $283.2 million, including $99.0 million from Apex Systems which was acquired on May 15th. Revenues were up 97 percent year-over-year and up 70 percent from the preceding quarter.

•	Revenue growth (excluding the acquisition of Apex Systems) was 28 percent over the second quarter of 2011.

•	Adjusted EBITDA (a non-GAAP measurement defined below) was $32.3 million, up 118 percent year-over-year.

•	Adjusted EBITDA margin (Adjusted EBITDA as a percent of revenues) for the quarter was 11.4 percent compared with 10.3 percent in the second quarter of 2011.

•	Net Income was $8.5 million, or $0.19 per diluted share and $13.0 million or $0.28 per diluted share excluding acquisition related costs (net of income tax).
Commenting on the results for the second quarter, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “I’m very pleased with our results for the second quarter of 2012. Our revenue almost doubled year-over-year and net income before acquisition related costs, as well as our Adjusted EBITDA more than doubled. Apex accounted for $99 million of our second quarter revenues and our other business grew 28 percent year-over-year. We are very pleased that our efforts during the quarter continue to demonstrate our operating discipline in that we were able to complete an acquisition that roughly doubled the size of the Company while at the same time achieving above market growth in our other businesses.”

“Our second quarter results reflect our expected income contribution from the Apex acquisition.” Dameris continued, “In addition, these results, which included expansion of our operating margins, were not impacted by any synergy savings from the acquisition of Apex.”
Dameris concluded, “We will continue to maintain our operational discipline, as we have demonstrated in the past, by growing our market share without sacrificing our margins. The inclusion of Apex, together with continued growth of our other businesses, will significantly increase our free cash flow generation allowing us to focus on reducing our outstanding debt. During the second quarter, we repaid $23.4 million of our debt and reduced total leverage from 3.79 times trailing twelve months Adjusted EBITDA to under 3.4 times.”
Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc., stated, “Consolidated gross margin was 31.4% in the second quarter of 2012. Oxford’s gross margin was 35.9%, Apex System’s gross margin was 27.3%, Life Sciences’ gross margin was 34.1%, Healthcare’s gross margin was 28.8% and Physician Staffing’s gross margin was 30.8%.”

Second Quarter 2012 Results

For the second quarter of 2012, consolidated revenues were $283.2 million, up 97.1 percent year-over-year and up 69.5 percent on a sequential basis. Apex, which was acquired on May 15, 2012, accounted for $99.0 in revenues for the quarter. Net income was $8.5 million, or $0.19 per diluted share. Excluding acquisition related expenses of $6.6 million ($3.8 million net of income tax) and the write off of deferred loan costs and non-recurring financing costs of $1.2 million together totaling $4.5 million after income tax, net income was $13.0 million, or $0.28 per diluted share, compared with $6.0 million, or $0.16 per diluted share in the second quarter of 2011.

Oxford, the legacy IT and Engineering segment revenues were up 35 percent, year-over-year. The Life Sciences segment revenues were up 2% year-over-year, the Healthcare segment which includes Nurse Travel and Allied Healthcare lines of business, grew 40% from the second quarter of 2011. Nurse Travel revenues were $16.8 million and included $5.3 million of revenue related to supporting customers that experienced labor disruption as compared to $0.9 million in labor disruption revenue in the same period in the prior year. Allied Healthcare revenues were up 26 percent year-over-year and Physician segment revenues, which were positively affected by the acquisition of Healthcare Partners in 2011, was up 47% from the second quarter of 2011.

SG&A was $69.3 million which included $6.6 million of acquisition related expenses, $1.6 million of depreciation, $2.2 million of amortization $2.3 million in equity based compensation and $0.5 million of income related to the adjustment of an acquisition related earn-out. Capital expenditures were $5.3 million, interest expense was $4.9 million which included the write-off of $1.2 million of deferred loan costs and non-recurring financing fees.

Third Quarter 2012 Financial Estimates

Based on revenue in the first three weeks of the second quarter, On Assignment is providing financial estimates for the quarter ending September 30, 2012 which do not include any acquisition related costs. Those estimates are as follows:

•	Revenues of $382 million to $388 million

•	Gross Margin of 30.3% to 30.6%

•	SG&A of $84 million which includes $1.9 million in depreciation, amortization of $3.8 million and $2.8 million in equity-based compensation expense

•	Adjusted EBITDA of $40.3 million to $43.2 million

•	Net income of $14.8 million to $16.5 million

•	Earnings per diluted share of $0.28 to $0.31

•	Diluted shares outstanding of 53 million

The estimates assume one less billable day in the third quarter than the second quarter and year-over-year revenue growth ranges in the high 20 percent for Oxford, a slight contraction for Life Sciences, low single digits for Healthcare (due to the labor disruption revenue in Nurse Travel in the 3rd quarter of 2011) and the low teens for Physician Staffing and Apex. The estimates above assume no deterioration in the staffing markets On Assignment serves.

On Assignment will hold its quarterly conference call to discuss its second quarter 2012 financial results this afternoon, Thursday, July 26, 2012 at 1:30 p.m. Pacific Time. Interested parties are invited to listen to the conference call by dialing (877) 837-4158 or (281) 913-8521 ten minutes before the call. The conference ID number is 99068611. A replay of the conference call can be accessed from approximately 5:30 p.m. Pacific Time Thursday, July 26, 2012 through Thursday, August 9, 2012 by dialing (855) 859-2056 or (404) 537-3406 with the conference ID number 99068611.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 129 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs) and Net Income Before Acquisition Related Costs (Net Income plus acquisition related expenses, deferred financing fees written –off and non-recurring financing fees, net of tax). These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2012. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012 and our Form 10Q for the period ended March 31, 2012, as filed with the SEC on May 9, 2012. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011

Revenues	$283,186	$143,683	$167,078	$450,264	$273,121
Cost of services	194,232	94,889	112,030	306,262	181,173
Gross profit	88,954	48,794	55,048	144,002	91,948
Selling, general and administrative expenses	69,300	37,999	45,101	114,401	74,754
Operating income	19,654	10,795	9,947	29,601	17,194
Interest expense	(4,906)	(784)	(702)	(5,608)	(1,514)
Interest income	5	4	1	6	21
Income before income taxes	14,753	10,015	9,246	23,999	15,701
Income tax provision	6,238	4,150	3,863	10,101	6,672
Net income	$8,515	$5,865	$5,383	$13,898	$9,029
Earnings per share:
Basic	$0.19	$0.16	$0.14	$0.34	$0.25
Diluted	$0.19	$0.16	$0.14	$0.33	$0.24
Number of shares and share equivalents used to calculate earnings per share:
Basic	44,852	36,971	37,269	41,060	36,798
Diluted	45,879	37,718	38,154	42,067	37,623

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011
Revenues:
Apex	$99,004	$ ―	$ ―	$99,004	$ ―
Oxford	88,107	65,319	78,759	166,866	125,438
Life Sciences	40,509	39,626	41,351	81,860	72,583
Healthcare	30,527	21,736	22,879	53,406	41,580
Physician	25,039	17,002	24,089	49,128	33,520
Consolidated revenues	$283,186	$143,683	$167,078	$450,264	$273,121

Gross profit:
Apex	$26,983	$ ―	$ ―	$26,983	$ ―
Oxford	31,646	23,412	27,370	59,016	44,370
Life Sciences	13,808	13,592	13,839	27,647	24,862
Healthcare	8,799	6,157	6,340	15,139	11,784
Physician	7,718	5,633	7,499	15,217	10,932
Consolidated gross profit	$88,954	$48,794	$55,048	$144,002	$91,948

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011
Cash (used in) provided by operations	$(22,889)	$7,167	$6,973	$(15,916)	$12,945
Capital expenditures	5,255	2,022	2,119	7,374	4,672

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	June 30, 2012	June 30, 2011	March 31, 2012
Cash and cash equivalents	$18,423	$19,183	$17,685
Accounts receivable, net	238,535	80,831	102,026
Goodwill and intangible assets, net	774,942	246,766	260,626
Total assets	1,094,748	383,673	419,989
Current portion of long-term debt	13,650	5,000	5,000
Total current liabilities	125,823	60,246	62,541
Long-term debt	452,938	72,250	75,500
Other long-term liabilities	25,401	18,249	25,932
Stockholders’ equity	490,586	232,928	256,016

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2012 (1)		June 30, 2011		March 31, 2012 (1)
Net income	$8,515	$0.19	$5,865	$0.16	$5,383	$0.14
Interest expense, net	4,901	0.11	780	0.02	701	0.02
Income tax provision	6,238	0.14	4,150	0.11	3,863	0.1
Depreciation	1,580	0.03	1,686	0.04	1,429	0.04
Amortization of intangibles	2,205	0.05	554	0.02	634	0.02
EBITDA	23,439	0.51	13,035	0.35	12,010	0.31
Equity-based compensation	2,308	0.05	1,621	0.04	1,191	0.03
Acquisition costs expensed	6,562	0.14	175	―	2,492	0.07
Adjusted EBITDA	$32,309	$0.70	$14,831	$0.39	$15,693	$0.41

Weighted Average Common and Common Equivalent Shares Outstanding	45,879		37,718		38,154

(1)	Column does not foot due to rounding

	Six Months Ended
	June 30, 2012		June 30, 2011
Net income	$13,898	$0.33	$9,029	$0.24
Interest expense, net	5,602	0.13	1,493	0.04
Income tax provision	10,101	0.24	6,672	0.18
Depreciation	3,009	0.07	3,234	0.08
Amortization of intangibles	2,839	0.07	970	0.03
EBITDA	35,449	0.84	21,398	0.57
Equity-based compensation	3,499	0.08	3,246	0.08
Acquisition related costs	9,054	0.22	727	0.02
Adjusted EBITDA	$48,002	$1.14	$25,371	$0.67

Weighted Average Common and Common Equivalent Shares Outstanding	42,067		37,623

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NET INCOME BEFORE ACQUISITION RELATED COSTS AND EARNINGS PER SHARE BEFORE ACQUISITION RELATED COSTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2012 (1)		June 30, 2011		March 31, 2012
Net income	$8,515	$0.19	$5,865	$0.16	$5,383	$0.14
Non-recurring charges related to refinancing, net of income taxes	701	0.02	―	―	―	―
Acquisition expenses, net of income taxes	3,788	0.08	102	―	1,451	0.04
Net income before acquisition related costs	$13,004	$0.28	$5,967	$0.16	$6,834	$0.18

Weighted Average Common and Common Equivalent Shares Outstanding	45,879		37,718		38,154

	Six Months Ended
	June 30, 2012		June 30, 2011
Net income	$13,898	$0.33	$9,029	$0.24
Non-recurring charges related to refinancing, net of income taxes	701	0.02	―	―
Acquisition expenses, net of income taxes	5,239	0.12	418	0.01
Net income before acquisition related costs	$19,838	$0.47	$9,447	$0.25

Weighted Average Common and Common Equivalent Shares Outstanding	42,067		37,623

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	September 30, 2012
Net income	$14,800	$16,500
Interest expense, net	6,300	6,300
Income tax provision	10,700	11,900
Depreciation and amortization	5,700	5,700
EBITDA	37,500	40,400
Equity-based compensation	2,800	2,800
Acquisition expenses	0	0
Adjusted EBITDA	$40,300	$43,200

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

				Healthcare
	Apex	Oxford	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician	Consolidated
Revenues:
Q2 2012	$99,004	$88,107	$40,509	$13,704	$16,823	$30,527	$25,039	$283,186
Q1 2012	―	$78,759	$41,351	$12,561	$10,318	$22,879	$24,089	$167,078
% Sequential change	N/A	11.9%	(2)%	9.1%	63.0%	33.4%	3.9%	69.5%
Q2 2011	―	$65,319	$39,626	$10,915	$10,821	$21,736	$17,002	$143,683
% Year-over-year change	N/A	34.9%	2.2%	25.6%	55.5%	40.4%	47.3%	97.1%
Gross margins:
Q2 2012	27.3%	35.9%	34.1%	32.0%	26.3%	28.8%	30.8%	31.4%
Q1 2012	―	34.8%	33.5%	32.2%	22.3%	27.7%	31.1%	32.9%
Q2 2011	―	35.8%	34.3%	32.5%	24.2%	28.3%	33.1%	34.0%

Average number of staffing consultants:
Q2 2012	633	501	160	81	42	123	98	1,515
Q1 2012	―	488	169	78	41	119	95	871
Q2 2011	―	419	164	83	36	119	74	776

				Healthcare
	Apex	Oxford	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician	Consolidated
Average number of customers:
Q2 2012	585	648	914	508	139	647	186	2,980
Q1 2012	―	625	918	478	120	598	175	2,316
Q2 2011	―	560	877	480	120	600	145	2,182

Top 10 customers as a percentage of revenue:
Q2 2012	33.3%	(1)	16.4%	23.3%	24.6%	23.3%	17.3%	19.8%	17.5%	(1)
Q1 2012	―		15.6%	22.6%	25.6%	36.0%	21.2%	22.0%	9.2%
Q2 2011	―		13.5%	21.2%	21.3%	34.6%	20.8%	22.9%	7.8%

(1)	Top 10 customers as a percentage of revenue for Apex and Consolidated includes pro forma Apex Systems data for the quarter ended June 30, 2012.

Average bill rate:
Q2 2012	$59.1	$119.5	$35.2	$37.4	$68.5	$47.7	$175.1	$65.0
Q1 2012	―	$117.6	$34.9	$36.7	$69.3	$47.2	$175.6	$67.9
Q2 2011	―	$113.6	$35.6	$37.0	$67.8	$47.6	$182.9	$64.5

Gross profit per staffing consultants:
Q2 2012	$43,000	(2)	$63,000	$86,000	$54,000	$105,000	$72,000	$79,000	$59,000	(2)
Q1 2012	―		$56,000	$82,000	$52,000	$56,000	$53,000	$79,000	$63,000
Q2 2011	―		$56,000	$83,000	$43,000	$73,000	$52,000	$76,000	$63,000

(2)	Actual, reported Apex and Consolidated metrics reflect six weeks of Apex data. A full quarter would have been $85,000 for Apex and $77,000 for Consolidated.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Three Months Ended (3)
	June 30, 2012		March 31, 2012
Percentage of revenues:
Top ten clients	17.5%		9.2%
Direct hire/conversion	2.1%		3.1%
Bill rate:
% Sequential change	(4.3)%		1.9%
% Year-over-year change	0.7%		4.9%
Bill/Pay spread:
% Sequential change	(10.5)%		2.3%
% Year-over-year change	(6.9)%		4.9%
Average headcount:
Contract professionals (CP)	11,462		4,941
Staffing consultants (SC)	1,515		871
Productivity:
Gross profit per SC	$59,000	(4)	$63,000

(3)Information for the three months ended June 30, 2012 includes six weeks of Apex activity, whereas information for the three months ended March 31, 2012 does not include any Apex activity.

(4)A full quarter of contribution from Apex would have resulted in $77,000 of gross profit per SC.